Exhibit 99.1

MSCI Reports Financial Results for Second Quarter and Six Months 2021; Increases Quarterly Dividend

NEW YORK--(BUSINESS WIRE)--July 27, 2021--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended June 30, 2021 (“second quarter 2021”) and six months ended June 30, 2021 (“six months 2021”).

Financial and Operational Highlights for Second Quarter 2021
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended June 30, 2020 (“second quarter 2020”) and Run Rate percentage changes are relative to June 30, 2020).

  Operating revenues of $498.2 million, up 21.6%
  Recurring subscription revenues up 12.3%; Asset-based fees up 54.6%
  Operating margin of 51.7%; Adjusted EBITDA margin of 59.2%
  Diluted EPS of $1.99, up 46.3%; Adjusted EPS of $2.45, up 38.4%
  New recurring subscription sales growth of 29.3%; Organic subscription Run Rate growth of 11.3%; Retention Rate of 94.4%
  Paid $64.3 million in dividends to shareholders in second quarter 2021
  Board of Directors approved a 33.3% increase to quarterly dividend to $1.04 per share payable in the third quarter of 2021; payout ratio target maintained at a range of 40% to 50% of Adjusted EPS
	Three Months Ended			Six Months Ended
In thousands,	June 30,	June 30,		June 30,	June 30,	YoY %
except per share data (unaudited)	2021	2020	% Change	2021	2020	Change
Operating revenues	$498,180	$409,616	21.6%	$976,603	$826,396	18.2%
Operating income	$257,533	$215,175	19.7%	$511,908	$423,059	21.0%
Operating margin %	51.7%	52.5%		52.4%	51.2%

Net income	$165,423	$115,123	43.7%	$362,242	$263,248	37.6%

Diluted EPS	$1.99	$1.36	46.3%	$4.34	$3.10	40.0%
Adjusted EPS	$2.45	$1.77	38.4%	$4.91	$3.67	33.8%

Adjusted EBITDA	$294,949	$236,700	24.6%	$571,535	$465,927	22.7%
Adjusted EBITDA margin %	59.2%	57.8%		58.5%	56.4%

“MSCI drove exceptional results in the second quarter. The strategic and disciplined investments we have made to be a change agent in the modernizing investment industry positioned us well to generate significant revenue growth and margin expansion during the quarter,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“We will continue our intense focus on client centricity as we set and maintain standards for the investment industry, most notably supporting the increasing global alignment with a net zero world,” added Mr. Fernandez.

Second Quarter Consolidated Results

Operating Revenues: Operating revenues were $498.2 million, up 21.6%. The $88.6 million increase was comprised of $48.1 million in higher asset-based fees and $38.2 million in higher recurring subscription revenues, as well as $2.3 million in higher non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at June 30, 2021 was $1,979.5 million, up 20.2%. The asset-based fees Run Rate increased by $177.9 million and the recurring subscription Run Rate increased by $154.3 million. Organic subscription Run Rate growth was 11.3%. Retention Rate in second quarter 2021 was 94.4%, compared to 93.5% in second quarter 2020.

Expenses: Total operating expenses were $240.6 million, up 23.8%, and included a $16.0 million non-cash charge, recorded in amortization of intangible assets, related to the write-off of internally developed capitalized software associated with Beon. Adjusted EBITDA expenses were $203.2 million, up 17.5%, primarily reflecting higher compensation and benefits costs, mainly due to higher incentive compensation and increased headcount, as well as higher non-compensation costs in the areas of information technology costs, professional fees, market data costs and recruiting costs. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 20.0% and 13.4%, respectively.

Headcount: As of June 30, 2021, headcount was 3,910 employees, with approximately 34% and approximately 66% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $61.8 million, down 18.6%. The lower net expense primarily reflected the lower debt extinguishment costs from the notes redemption in second quarter 2021 as compared to second quarter 2020.

Income Taxes: The effective tax rate was 15.5% in second quarter 2021, compared to 17.3% in second quarter 2020. The decline was primarily due to the favorable impact of final regulations released during the third quarter 2020 clarifying certain provisions in the Tax Cuts and Jobs Act that was enacted on December 22, 2017. Both periods reflected significant discrete tax benefits, in relation to pretax income, including the tax impact of loss on debt extinguishment recognized during each period and in the second quarter of 2021, primarily the tax impact of the revaluation of deferred taxes as a result of the enactment of a tax rate increase in the UK and the tax impact of prior year refund claims.

Net Income: As a result of the factors described above, net income was $165.4 million, up 43.7%.

Adjusted EBITDA: Adjusted EBITDA was $294.9 million, up 24.6%. Adjusted EBITDA margin in second quarter 2021 was 59.2%, compared to 57.8% in second quarter 2020.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$160,061	$145,404	10.1%	$315,178	$285,244	10.5%
Asset-based fees	136,142	88,075	54.6%	262,848	188,271	39.6%
Non-recurring	9,760	9,429	3.5%	20,428	18,649	9.5%
Total operating revenues	305,963	242,908	26.0%	598,454	492,164	21.6%
Adjusted EBITDA expenses	72,495	59,652	21.5%	145,107	125,321	15.8%
Adjusted EBITDA	$233,468	$183,256	27.4%	$453,347	$366,843	23.6%
Adjusted EBITDA margin %	76.3%	75.4%		75.8%	74.5%

Index operating revenues were $306.0 million, up 26.0%. The $63.1 million increase was primarily driven by $48.1 million in higher asset-based fees and $14.7 million in higher recurring subscription revenues.

Growth in asset-based fees primarily reflected an increase in revenues from exchange traded funds (“ETFs”) linked to MSCI equity indexes. This increase was in turn driven by a 66.4% increase in average AUM in ETFs linked to MSCI equity indexes, partially offset by a decline in average basis point fees on those AUM. Non-ETF indexed funds linked to MSCI indexes and exchange-traded futures and options contracts linked to MSCI indexes also contributed to the increase in asset-based fees.

Recurring subscription revenues increased by $14.7 million, with strong contributions from factors, ESG and climate index products and continued contribution from market cap-weighted index products.

Index Run Rate as of June 30, 2021 was $1.2 billion, up 25.8%. The $244.5 million increase was comprised of a $177.9 million increase in asset-based fees Run Rate and a $66.6 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate was primarily driven by higher AUM in ETFs linked to MSCI equity indexes, higher AUM and new client agreements in non-ETF indexed funds linked to MSCI indexes and higher fees in exchange-traded futures and options contracts linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth in market cap-weighted index products and reflected growth across all regions and all client segments.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$133,368	$126,189	5.7%	$265,040	$250,254	5.9%
Non-recurring	2,534	1,374	84.4%	4,879	2,817	73.2%
Total operating revenues	135,902	127,563	6.5%	269,919	253,071	6.7%
Adjusted EBITDA expenses	86,088	81,396	5.8%	174,374	170,587	2.2%
Adjusted EBITDA	$49,814	$46,167	7.9%	$95,545	$82,484	15.8%
Adjusted EBITDA margin %	36.7%	36.2%		35.4%	32.6%

Analytics operating revenues were $135.9 million, up 6.5%. The $8.3 million increase was driven by higher recurring subscription revenues from both Equity and Multi-Asset Class Analytics products.

Analytics Run Rate as of June 30, 2021 was $563.9 million, up 5.6%. The increase of $29.9 million was driven by growth in both Multi-Asset Class and Equity Analytics products. Analytics organic Run Rate growth was 5.0%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$38,567	$25,908	48.9%	$72,707	$50,809	43.1%
Non-recurring	741	394	88.1%	1,351	726	86.1%
Total operating revenues	39,308	26,302	49.4%	74,058	51,535	43.7%
Adjusted EBITDA expenses	33,588	20,803	61.5%	63,293	42,410	49.2%
Adjusted EBITDA	$5,720	$5,499	4.0%	$10,765	$9,125	18.0%
Adjusted EBITDA margin %	14.6%	20.9%		14.5%	17.7%

ESG and Climate operating revenues were $39.3 million, up 49.4%. The $13.0 million increase was primarily driven by strong growth from Ratings and Climate products. Excluding foreign currency exchange rate fluctuations, ESG and Climate revenue growth was 38.9%.

ESG and Climate Run Rate as of June 30, 2021 was $164.1 million, up 44.4%. The $50.4 million increase primarily reflects strong growth across both Ratings and Climate products. ESG and Climate organic Run Rate growth was 41.7%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$16,134	$12,383	30.3%	$32,937	$28,002	17.6%
Non-recurring	873	460	89.8%	1,235	1,624	(24.0%)
Total operating revenues	17,007	12,843	32.4%	34,172	29,626	15.3%
Adjusted EBITDA expenses	11,060	11,065	—%	22,294	22,151	0.6%
Adjusted EBITDA	$5,947	$1,778	234.5%	$11,878	$7,475	58.9%
Adjusted EBITDA margin %	35.0%	13.8%		34.8%	25.2%

All Other – Private Assets operating revenues, which is reflective of the Real Estate operating segment, were $17.0 million, up 32.4%, primarily reflecting strong contributions from Enterprise Analytics tools. Excluding favorable foreign currency exchange rate fluctuations, All Other – Private Assets revenue growth was 20.3%.

All Other – Private Assets Run Rate, which is reflective of the Real Estate operating segment, as of June 30, 2021 was $58.1 million, up 14.5%. The $7.4 million increase primarily reflected strong growth in both Enterprise Analytics and Global Intel products, as well as growth from new sales of Real Estate Climate Value-at-Risk products. All Other – Private Assets organic subscription Run Rate growth was 7.9%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $2.0 billion as of June 30, 2021 and included the proceeds from the issuance of $600.0 million aggregate principal amount of 3.625% senior unsecured notes due 2031 completed on May 14, 2021. MSCI typically seeks to maintain minimum cash balances globally of approximately $200.0 million to $250.0 million for general operating purposes.

Total outstanding debt as of June 30, 2021 was $4.0 billion. The total debt to net income ratio (based on trailing twelve months net income) was 5.7x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.7x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $11.1 million. Cash provided by operating activities was $225.1 million, down 14.3% primarily reflecting higher income taxes and cash expenses paid in the quarter, partially offset by higher cash collections from customers. Free cash flow was $214.0 million, down 14.8%.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 83.3 million in second quarter 2021, down 1.2% year-over-year. Total shares outstanding as of June 30, 2021 were 82.4 million. A total of $1.6 billion of outstanding share repurchase authorization remains as of July 23, 2021.

Dividends: Approximately $64.3 million in dividends were paid to shareholders in second quarter 2021. On July 26, 2021, the MSCI Board of Directors declared a cash dividend of $1.04 per share for third quarter 2021, payable on August 31, 2021 to shareholders of record as of the close of trading on August 13, 2021.

Full-Year 2021 Guidance

MSCI's guidance for the year ending December 31, 2021 (“Full-Year 2021”) is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the COVID-19 pandemic.

Guidance Item	Current Guidance for Full-Year 2021	Prior Guidance for Full-Year 2021
Operating Expense(1)	$920 to $940 million	$885 to $920 million
Adjusted EBITDA Expense	$820 to $840 million	$795 to $825 million
Interest Expense (including amortization of financing fees)(2)	~$160 million	~$150 million
Depreciation & Amortization Expense(1)	~$100 million	$90 to $95 million
Effective Tax Rate	14.0% to 17.0%	15.0% to 18.0%
Capital Expenditures	$50 to $60 million	$50 to $60 million
Net Cash Provided by Operating Activities	$900 to $940 million	$885 to $925 million
Free Cash Flow	$840 to $890 million	$825 to $875 million

(1) Depreciation & Amortization includes $16.0 million intangible asset write-off related to Beon in second quarter 2021, partially offset by lower depreciation & amortization expenses for the remainder of 2021.
(2) Interest income will continue to be impacted by the lower rates available on cash balances.

Conference Call Information

MSCI's senior management will review the second quarter 2021 results on Tuesday, July 27, 2021 at 11:00 AM Eastern Time. To listen to the live event, visit the events and presentations section of MSCI's Investor Relations homepage, https://ir.msci.com/events-and-presentations, or dial 1-877-376-9931 conference ID: 5498174 within the United States. International callers may dial 1-720-405-2251 conference ID: 5498174. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2021 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 12, 2021 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination or non-renewal during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 15 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, the impact of divestitures, the impact of adjustments for the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”), except for certain amounts associated with active tax planning implemented as a result of Tax Reform, and, at times, certain other transactions or adjustments, including the impact related to costs associated with debt extinguishment.

“Adjusted tax rate” is defined as the effective tax rate excluding the impact of Tax Reform adjustments (except for certain amounts associated with active tax planning implemented as a result of Tax Reform).

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that adjusted tax rate is useful to investors because it increases the comparability of period-to-period results by adjusting for the estimated net impact of Tax Reform.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, adjusted tax rate, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. More than three-fifths of the AUM are invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	YoY %
In thousands, except per share data	2021	2020	Change	2021	2020	Change
Operating revenues	$498,180	$409,616	21.6%	$976,603	$826,396	18.2%
Operating expenses:
Cost of revenues	87,327	70,456	23.9%	173,107	145,065	19.3%
Selling and marketing	58,191	51,617	12.7%	114,658	107,166	7.0%
Research and development	27,531	22,534	22.2%	52,393	49,096	6.7%
General and administrative	30,182	28,309	6.6%	64,910	59,142	9.8%
Amortization of intangible assets	30,396	14,062	116.2%	45,464	27,838	63.3%
Depreciation and amortization of property, equipment and leasehold improvements	7,020	7,463	(5.9%)	14,163	15,030	(5.8%)
Total operating expenses(1)	240,647	194,441	23.8%	464,695	403,337	15.2%

Operating income	257,533	215,175	19.7%	511,908	423,059	21.0%

Interest income	(347)	(771)	(55.0%)	(733)	(4,254)	(82.8%)
Interest expense	39,557	41,227	(4.1%)	77,141	81,458	(5.3%)
Other expense (income)	22,628	35,552	(36.4%)	23,777	43,839	(45.8%)
Other expense (income), net	61,838	76,008	(18.6%)	100,185	121,043	(17.2%)

Income before provision for income taxes	195,695	139,167	40.6%	411,723	302,016	36.3%

Provision for income taxes	30,272	24,044	25.9%	49,481	38,768	27.6%
Net income	$165,423	$115,123	43.7%	$362,242	$263,248	37.6%

Earnings per basic common share	$2.01	$1.38	45.7%	$4.39	$3.12	40.7%

Earnings per diluted common share	$1.99	$1.36	46.3%	$4.34	$3.10	40.0%

Weighted average shares outstanding used in computing earnings per share:

Basic	82,454	83,666	(1.4%)	82,546	84,268	(2.0%)
Diluted	83,295	84,349	(1.2%)	83,393	84,948	(1.8%)

(1) Includes stock-based compensation expense of $13.2 million and $15.0 million for the three months ended Jun. 30, 2021 and Jun. 30, 2020, respectively. Includes stock-based compensation expense of $32.5 million and $31.3 million for the six months ended Jun. 30, 2021 and Jun. 30, 2020, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	June 30,	Dec. 31,
In thousands	2021	2020
Cash and cash equivalents	$1,972,002	$1,300,521
Accounts receivable, net of allowances	$488,570	$558,569

Deferred revenue	$662,168	$675,870
Long-term debt(1)	$3,963,622	$3,366,777

(1) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $4,000.0 million at Jun. 31, 2021 and $3,400.0 million at Dec. 31, 2020.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Net cash provided by operating activities	$225,057	$262,616	(14.3%)	$440,514	$375,386	17.3%
Net cash used in investing activities	(11,961)	(11,536)	(3.7%)	(22,321)	(213,174)	89.5%
Net cash provided by (used in) financing activities	11,316	65,030	(82.6%)	256,858	(275,051)	193.4%
Effect of exchange rate changes	443	2,011	(78.0%)	(3,570)	(8,751)	59.2%
Net increase (decrease) in cash and cash equivalents	$224,855	$318,121	(29.3%)	$671,481	$(121,590)	n/m

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$160,061	$145,404	10.1%	$315,178	$285,244	10.5%
Asset-based fees	136,142	88,075	54.6%	262,848	188,271	39.6%
Non-recurring	9,760	9,429	3.5%	20,428	18,649	9.5%
Total operating revenues	305,963	242,908	26.0%	598,454	492,164	21.6%
Adjusted EBITDA expenses	72,495	59,652	21.5%	145,107	125,321	15.8%
Adjusted EBITDA	$233,468	$183,256	27.4%	$453,347	$366,843	23.6%
Adjusted EBITDA margin %	76.3%	75.4%		75.8%	74.5%

Analytics	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$133,368	$126,189	5.7%	$265,040	$250,254	5.9%
Non-recurring	2,534	1,374	84.4%	4,879	2,817	73.2%
Total operating revenues	135,902	127,563	6.5%	269,919	253,071	6.7%
Adjusted EBITDA expenses	86,088	81,396	5.8%	174,374	170,587	2.2%
Adjusted EBITDA	$49,814	$46,167	7.9%	$95,545	$82,484	15.8%
Adjusted EBITDA margin %	36.7%	36.2%		35.4%	32.6%

ESG and Climate	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$38,567	$25,908	48.9%	$72,707	$50,809	43.1%
Non-recurring	741	394	88.1%	1,351	726	86.1%
Total operating revenues	39,308	26,302	49.4%	74,058	51,535	43.7%
Adjusted EBITDA expenses	33,588	20,803	61.5%	63,293	42,410	49.2%
Adjusted EBITDA	$5,720	$5,499	4.0%	$10,765	$9,125	18.0%
Adjusted EBITDA margin %	14.6%	20.9%		14.5%	17.7%

All Other - Private Assets	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$16,134	$12,383	30.3%	$32,937	$28,002	17.6%
Non-recurring	873	460	89.8%	1,235	1,624	(24.0%)
Total operating revenues	17,007	12,843	32.4%	34,172	29,626	15.3%
Adjusted EBITDA expenses	11,060	11,065	—%	22,294	22,151	0.6%
Adjusted EBITDA	$5,947	$1,778	234.5%	$11,878	$7,475	58.9%
Adjusted EBITDA margin %	35.0%	13.8%		34.8%	25.2%

Consolidated	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,	YoY %
In thousands	2021	2020	% Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$348,130	$309,884	12.3%	$685,862	$614,309	11.6%
Asset-based fees	136,142	88,075	54.6%	262,848	188,271	39.6%
Non-recurring	13,908	11,657	19.3%	27,893	23,816	17.1%
Operating revenues total	498,180	409,616	21.6%	976,603	826,396	18.2%
Adjusted EBITDA expenses	203,231	172,916	17.5%	405,068	360,469	12.4%
Adjusted EBITDA	$294,949	$236,700	24.6%	$571,535	$465,927	22.7%
Adjusted EBITDA margin %	59.2%	57.8%		58.5%	56.4%
Operating margin %	51.7%	52.5%		52.4%	51.2%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2021	2020	2021	2020
Index
New recurring subscription sales	$25,635	$20,276	$46,491	$39,330
Subscription cancellations	(6,791)	(7,423)	$(11,989)	(12,539)
Net new recurring subscription sales	$18,844	$12,853	$34,502	$26,791
Non-recurring sales	$10,769	$10,450	$21,974	$20,733
Total gross sales	$36,404	$30,726	$68,465	$60,063
Total Index net sales	$29,613	$23,303	$56,476	$47,524

Index Retention Rate	95.6%	94.7%	96.1%	95.5%

Analytics
New recurring subscription sales	$16,282	$14,979	$28,492	$26,197
Subscription cancellations	(10,096)	(10,553)	$(15,975)	(18,797)
Net new recurring subscription sales	$6,186	$4,426	$12,517	$7,400
Non-recurring sales	$2,773	$1,659	$5,746	$4,924
Total gross sales	$19,055	$16,638	$34,238	$31,121
Total Analytics net sales	$8,959	$6,085	$18,263	$12,324

Analytics Retention Rate	92.7%	92.0%	94.2%	92.9%

ESG and Climate
New recurring subscription sales	$17,756	$11,202	$29,396	$18,196
Subscription cancellations	(1,246)	(1,755)	$(2,298)	(3,258)
Net new recurring subscription sales	$16,510	$9,447	$27,098	$14,938
Non-recurring sales	$1,140	$416	$1,837	$567
Total gross sales	$18,896	$11,618	$31,233	$18,763
Total ESG and Climate net sales	$17,650	$9,863	$28,935	$15,505

ESG and Climate Retention Rate	96.4%	93.1%	96.7%	93.6%

All Other - Private Assets
New recurring subscription sales	$1,860	$1,146	$3,544	$2,321
Subscription cancellations	(887)	(488)	$(1,585)	(1,038)
Net new recurring subscription sales	$973	$658	$1,959	$1,283
Non-recurring sales	$185	$158	$1,071	$1,038
Total gross sales	$2,045	$1,304	$4,615	$3,359
Total All Other - Private Assets net sales	$1,158	$816	$3,030	$2,321

All Other - Private Assets Retention Rate	93.7%	96.2%	94.4%	95.9%

Consolidated
New recurring subscription sales	$61,533	$47,603	$107,923	$86,044
Subscription cancellations	(19,020)	(20,219)	(31,847)	(35,632)
Net new recurring subscription sales	$42,513	$27,384	$76,076	$50,412
Non-recurring sales	$14,867	$12,683	$30,628	$27,262
Total gross sales	$76,400	$60,286	$138,551	$113,306
Total net sales	$57,380	$40,067	$106,704	$77,674

Total Retention Rate	94.4%	93.5%	95.3%	94.2%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Six Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	June 30,	June 30,
In billions	2021	2021	2020	2020	2020	2021	2020
Beginning Period AUM in ETFs linked to MSCI equity indexes	$1,209.6	$1,103.6	$908.9	$825.4	$709.5	$1,103.6	$934.4
Market Appreciation/(Depreciation)	73.7	43.2	135.7	57.0	117.4	116.9	(99.1)
Cash Inflows	52.9	62.8	59.0	26.5	(1.5)	115.7	(9.9)
Period-End AUM in ETFs linked to MSCI equity indexes	$1,336.2	$1,209.6	$1,103.6	$908.9	$825.4	$1,336.2	$825.4

Period Average AUM in ETFs linked to MSCI equity indexes	$1,292.4	$1,169.2	$999.2	$893.4	$776.9	$1,230.8	$827.0

Period-End Basis Point Fee(3)	2.58	2.61	2.67	2.67	2.67	2.58	2.67

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.
(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	June 30,	June 30,
In thousands	2021	2020	% Change
Index
Recurring subscriptions	$653,448	$586,846	11.3%
Asset-based fees	539,984	362,049	49.1%
Index Run Rate	1,193,432	948,895	25.8%

Analytics Run Rate	563,938	534,039	5.6%

ESG and Climate Run Rate	164,092	113,662	44.4%

All Other - Private Assets Run Rate	58,088	50,715	14.5%

Total Run Rate	$1,979,550	$1,647,311	20.2%

Total recurring subscriptions	$1,439,566	$1,285,262	12.0%
Total asset-based fees	539,984	362,049	49.1%
Total Run Rate	$1,979,550	$1,647,311	20.2%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2021	2020	2021	2020
Index adjusted EBITDA	$233,468	$183,256	$453,347	$366,843
Analytics adjusted EBITDA	49,814	46,167	95,545	82,484
ESG and Climate adjusted EBITDA	5,720	5,499	10,765	9,125
All Other - Private Assets adjusted EBITDA	5,947	1,778	11,878	7,475
Consolidated adjusted EBITDA	294,949	236,700	571,535	465,927
Amortization of intangible assets	30,396	14,062	45,464	27,838
Depreciation and amortization of property, equipment and leasehold improvements	7,020	7,463	14,163	15,030
Operating income	257,533	215,175	511,908	423,059
Other expense (income), net	61,838	76,008	100,185	121,043
Provision for income taxes	30,272	24,044	49,481	38,768
Net income	$165,423	$115,123	$362,242	$263,248

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands, except per share data	2021	2020	2021	2020
Net income	$165,423	$115,123	$362,242	$263,248
Plus: Amortization of acquired intangible assets and equity method investment basis difference	9,565	9,592	19,123	18,370
Plus: Debt extinguishment costs associated with the 2025 and 2026 Senior Notes Redemptions	21,792	34,964	21,792	44,930
Plus: Write-off of internally developed capitalized software	16,013	—	16,013	—
Less: Tax Reform adjustments	—	—	—	(759)
Less: Income tax effect	(8,973)	(10,555)	(9,823)	(13,951)
Adjusted net income	$203,820	$149,124	$409,347	$311,838

Diluted EPS	$1.99	$1.36	$4.34	$3.10
Plus: Amortization of acquired intangible assets and equity method investment basis difference	0.11	0.11	0.23	0.22
Plus: Debt extinguishment costs associated with the 2025 and 2026 Senior Notes Redemptions	0.26	0.41	0.26	0.53
Plus: Write-off of internally developed capitalized software	0.19	—	0.19	—
Less: Tax Reform adjustments	—	—	—	(0.01)
Less: Income tax effect	(0.10)	(0.11)	(0.11)	(0.17)
Adjusted EPS	$2.45	$1.77	$4.91	$3.67

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2021
In thousands	2021	2020	2021	2020	Outlook(1)
Index adjusted EBITDA expenses	$72,495	$59,652	$145,107	$125,321
Analytics adjusted EBITDA expenses	86,088	81,396	174,374	170,587
ESG and Climate adjusted EBITDA expenses	33,588	20,803	63,293	42,410
All Other - Private Assets adjusted EBITDA expenses	11,060	11,065	22,294	22,151
Consolidated adjusted EBITDA expenses	203,231	172,916	405,068	360,469	$820,000 - $840,000
Amortization of intangible assets	30,396	14,062	45,464	27,838
Depreciation and amortization of property, equipment and leasehold improvements	7,020	7,463	14,163	15,030	~$100,000
Total operating expenses	$240,647	$194,441	$464,695	$403,337	$920,000 - $940,000

(1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we do not provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2021
In thousands	2021	2020	2021	2020	Outlook(1)
Net cash provided by operating activities	$225,057	$262,616	$440,514	$375,386	$900,000 - $940,000
Capital expenditures	(1,809)	(3,984)	(2,473)	(7,597)
Capitalized software development costs	(9,241)	(7,558)	(18,937)	(14,761)
Capex	(11,050)	(11,542)	(21,410)	(22,358)	($60,000 - $50,000)
Free cash flow	$214,007	$251,074	$419,104	$353,028	$840,000 - $890,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow.

Table 13: Reconciliation of Effective Tax Rate to Adjusted Tax Rate (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Effective tax rate	15.5%	17.3%	12.0%	12.8%
Tax Reform impact on effective tax rate	—%	—%	—%	0.3%
Adjusted tax rate	15.5%	17.3%	12.0%	13.1%

Table 14: Second Quarter 2021 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended June 30, 2021 and 2020
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	26.0%	10.1%	54.6%	3.5%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1%)	—%	(0.1%)	—%
Organic operating revenue growth	25.9%	10.1%	54.5%	3.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.5%	5.7%	—%	84.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	—%	(1.2%)
Organic operating revenue growth	6.6%	5.8%	—%	83.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	49.4%	48.9%	—%	88.1%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(10.5%)	(10.6%)	—%	(7.9%)
Organic operating revenue growth	38.9%	38.3%	—%	80.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	32.4%	30.3%	—%	89.8%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(12.1%)	(12.1%)	—%	(13.3%)
Organic operating revenue growth	20.3%	18.2%	—%	76.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	21.6%	12.3%	54.6%	19.3%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(1.0%)	(1.3%)	(0.1%)	(0.9%)
Organic operating revenue growth	20.6%	11.0%	54.5%	18.4%

Table 15: Six Months 2021 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Six Months Ended June 30, 2021 and 2020
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	21.6%	10.5%	39.6%	9.5%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1%)	—%	(0.1%)	—%
Organic operating revenue growth	21.5%	10.5%	39.5%	9.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.7%	5.9%	—%	73.2%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1%)	—%	—%	(1.0%)
Organic operating revenue growth	6.6%	5.9%	—%	72.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	43.7%	43.1%	—%	86.1%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(8.3%)	(8.3%)	—%	(7.2%)
Organic operating revenue growth	35.4%	34.8%	—%	78.9%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	15.3%	17.6%	—%	(24.0%)
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(9.7%)	(10.0%)	—%	(5.0%)
Organic operating revenue growth	5.6%	7.6%	—%	(29.0%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	18.2%	11.6%	39.6%	17.1%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.9%)	(1.1%)	(0.1%)	(0.7%)
Organic operating revenue growth	17.3%	10.5%	39.5%	16.4%

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